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                                                                   EXHIBIT 99.1

NEWS RELEASE                GROUP 1 AUTOMOTIVE INC
                   950 Echo Lane, Suite 100 Houston, TX 77024

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 AT GROUP 1:                  Chairman, President and CEO    B.B. Hollingsworth, Jr.    (713) 647-5700
                              EVP, CFO and Treasurer         Scott L. Thompson          (713) 647-5700
                              Manager, Investor Relations    Kim Paper                  (713) 647-5700


 AT Thomson Financial/Carson: Investor Relations             Jeffrey T. O'Keefe         (212) 701-1948
                              Media Relations                Alecia Pulman              (212) 510-9347
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FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 24, 2002

            RECORD RESULTS FOR QUARTER AND FIRST NINE MONTHS OF 2002
        GROUP 1 POSTS 27 PERCENT INCREASE IN NET INCOME FOR THIRD QUARTER

              20TH CONSECUTIVE QUARTER OF DOUBLE-DIGIT EPS GROWTH;
             2002 EARNINGS GUIDANCE CONFIRMED WITH TIGHTENED RANGE;
               2003 GUIDANCE INITIATED AT $3.25 TO $3.35 PER SHARE

HOUSTON, OCTOBER 24, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today reported a 26.7 percent increase in net income for the third quarter ended September 30, 2002. Net income was up 39.4 percent for the first nine months of 2002.

"The successful integration of our new California operations and a 4.1 percent increase in same store revenues drove our performance this quarter," said B.B.
Hollingsworth Jr., Group 1's chairman, president and chief executive officer.
This quarter's performance marks the Company's 20th consecutive period of double-digit quarterly earnings per share growth on a year-over-year basis.

HIGHLIGHTS:
o  THIRD-QUARTER NET INCOME UP 26.7 PERCENT TO $20.1 MILLION
o  THIRD-QUARTER DILUTED EPS INCREASED 12.0 PERCENT TO $0.84
o  NINE-MONTH NET INCOME INCREASED 39.4 PERCENT TO $54.8 MILLION
o  NINE-MONTH DILUTED EPS UP 18.9 PERCENT TO $2.26

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
                    SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                   SEPTEMBER 30,             SEPTEMBER 30,
                               ----------------------    ----------------------
                                 2002         2001         2002          2001
                               ---------    ---------    ---------    ---------
   REVENUES                    $ 1,202.6    $ 1,021.0    $ 3,181.8    $ 2,956.5
   GROSS PROFIT                $   180.5    $   158.5    $   492.8    $   454.2
   INCOME FROM OPERATIONS      $    40.1    $    34.8    $   109.1    $    97.5
   NET INCOME                  $    20.1    $    15.9    $    54.8    $    39.3
   DILUTED EARNINGS PER SHARE  $    0.84    $    0.75    $    2.26    $    1.90

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GROUP 1 AUTOMOTIVE, INC
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RECORD RESULTS FOR THE THIRD QUARTER
For the third quarter ended September 30, 2002, revenues grew 17.8 percent to over $1.2 billion from $1.0 billion for the same period last year. New vehicle revenues grew 21.7 percent, on a unit sales increase of 19.9 percent. Used vehicle revenues also expanded 9.6 percent, with unit sales 5.4 percent higher.
Parts and service and finance and insurance revenues grew 13.9 percent and 25.9 percent, respectively.

Net income increased 26.7 percent to $20.1 million from $15.9 million, while diluted earnings per share grew 12.0 percent to $0.84 from $0.75 a year ago.
Average shares outstanding increased 13.0 percent to 24.0 million primarily due to the Company's equity offering in the fourth quarter of 2001.

Gross margin for the quarter decreased to 15.0 percent compared with 15.5 percent during the year-ago period as vehicle gross margins contracted. Income from operations rose to $40.1 million from $34.8 million, a 15.3 percent increase. Operating margin was 3.3 percent compared with 3.4 percent during the year-ago period. Floorplan interest expense declined to 0.4 percent of revenues from 0.6 percent of revenues for the same period last year, as interest rates fell.

Hollingsworth stated, "We continue to demonstrate our strength as a specialty retailer and the importance of having diverse revenue streams." Hollingsworth further noted that from a brand standpoint Lexus and Chevrolet were among the strongest performers.

SOLID PERFORMANCE FOR NINE MONTHS
For the first nine months of 2002, revenues reached $3.2 billion, a 7.6 percent increase from $3.0 billion for the same period last year. New vehicle revenues grew 9.5 percent on a 7.9 percent increase in unit sales. Used vehicle revenues increased 1.8 percent on a unit sales decline of 0.4 percent. Parts and service and finance and insurance revenues grew 10.0 percent and 17.5 percent, respectively. Diluted earnings per share increased 18.9 percent to $2.26 on net income of $54.8 million, compared with $1.90 per diluted share on net income of $39.3 million, for the first nine months of 2001.

Year-to-date gross margin for 2002 increased to 15.5 percent compared with 15.4 percent in the 2001 period. Income from operations rose 11.8 percent to $109.1 million from $97.5 million, and operating margin expanded to 3.4 percent compared with 3.3 percent last year.

Year-to-date, the Company has repurchased 635,000 shares of its common stock at an average price of $24.96 and acquired 17 franchises with $780 million of annualized revenues, while it disposed of two underperforming dealerships with $48 million of annualized revenues, as part of its previously stated acquisition strategy for 2002.

MANAGEMENT'S OUTLOOK
"We are confident about our future prospects. Favorable interest rates combined with manufacturers' incentives and rebates, and more innovative products with shorter cycles, as well as the affordability of vehicles continue to attract customers to our dealerships. Furthermore, record new vehicle sales levels the last few years have resulted in more automobiles and light trucks in operation, a trend that will be driving business to our higher-margin parts and service departments. Although we expect a slightly less robust new vehicle market, we see these positive business trends continuing, and are therefore confirming and narrowing the range of our diluted earnings per share guidance for FY2002 to $2.85 to $2.90," commented Hollingsworth. Additionally, the Company expects diluted earnings per share of $3.25 to $3.35 for FY2003. Earnings growth is expected to emanate from a combination of dealership performance and acquisitions, as well as common stock repurchases as warranted.

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GROUP 1 AUTOMOTIVE INC
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THIRD-QUARTER CONFERENCE CALL
Group 1 will hold a conference call to discuss third quarter results at 10:00 a.m. EDT on Thursday, October 24, 2002. The call can be accessed live and will be available for replay over the Internet via www.vcall.com, or through Group
1's website, www.group1auto.com.

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns 73 automotive dealerships comprised of 110 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas.
Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM

This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

      o   earnings per share for the years ending 2002 and 2003
      o   the completion of future acquisitions
      o   the repurchase of the Company's common stock
      o business trends, including incentives, new vehicle sales, product cycles and interest rates

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

      o the future economic environment, including consumer confidence, interest rates, and manufacturer incentives, may affect the demand for new and used vehicles and parts and service sales
      o   regulatory environment, adverse legislation, or unexpected litigation
      o our principal automobile manufacturers, especially Ford, Toyota and GM, may not continue to produce or make available to us vehicles that are in high demand by our customers
      o requirements imposed on us by automobile manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities
      o our dealership operations may not perform at expected levels or achieve expected improvements
      o we may not achieve expected future cost savings and our future costs could be higher than we expected
      o   our cost of financing could increase significantly
      o new accounting standards could materially impact our reported earnings per share
      o pending acquisitions may not be completed due to failure to satisfy closing conditions
      o   we may not reach agreement with additional acquisition candidates

This information and additional factors that could affect our operating results and performance are described in our Form 10-K for the year ended December 31, 2001.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.


                           FINANCIAL TABLES TO FOLLOW


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GROUP 1 AUTOMOTIVE INC
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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                           SEPTEMBER 30,                     SEPTEMBER 30,
                                                  ------------------------------     -----------------------------
                                                       2002             2001             2002             2001
                                                  -------------    -------------    -------------    -------------
REVENUES:
New vehicles                                         $736,429         $604,912       $1,900,456       $1,735,251
Used vehicles                                         311,847          284,517          864,046          848,877
Parts & service                                       108,295           95,048          295,497          268,729
Finance & insurance, net                               46,017           36,553          121,767          103,608
                                                  -------------    -------------    -------------    -------------
           Total revenues                           1,202,588        1,021,030        3,181,766        2,956,465

COST OF SALES:
New vehicles, net of floorplan assistance             686,312          558,581        1,764,269        1,603,744
Used vehicles                                         287,917          261,478          794,255          778,658
Parts & service                                        47,851           42,499          130,462          119,842
                                                  -------------    -------------    -------------    -------------
           Total cost of sales                      1,022,080          862,558        2,688,986        2,502,244

Gross Profit                                          180,508          158,472          492,780          454,221

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                           137,137          119,381          374,787          343,879
                                                  -------------    -------------    -------------    -------------

Income from operations before non-cash charges         43,371           39,091          117,993          110,342

DEPRECIATION AND
    AMORTIZATION EXPENSE                                3,299            4,324            8,920           12,808
                                                  -------------    -------------    -------------    -------------

Income from operations                                 40,072           34,767          109,073           97,534

OTHER INCOME (EXPENSE):
Floorplan interest expense                             (5,082)          (6,028)         (13,814)         (23,165)
Other interest expense, net                            (2,424)          (3,132)          (7,615)         (11,054)
Other income (expense), net                               (80)              28             (190)              48
                                                  -------------    -------------    -------------    -------------

INCOME BEFORE INCOME TAXES                             32,486           25,635           87,454           63,363

PROVISION FOR INCOME TAXES                             12,345            9,741           32,683           24,078
                                                  -------------    -------------    -------------    -------------

NET INCOME                                            $20,141          $15,894          $54,771          $39,285
                                                  =============    =============    =============    =============

Basic earnings per share                                $0.88            $0.81            $2.38            $2.01
Diluted earnings per share                              $0.84            $0.75            $2.26            $1.90

Weighted average shares outstanding:
     Basic                                         23,018,226       19,522,456       23,013,492       19,563,941
     Diluted                                       24,026,015       21,258,841       24,222,717       20,666,414

OTHER DATA:
Gross margin                                            15.0%            15.5%            15.5%            15.4%
Operating margin                                         3.3%             3.4%             3.4%             3.3%
Pretax income margin                                     2.7%             2.5%             2.7%             2.1%
Same store revenues change                               4.1%             3.1%             1.0%             3.8%
EBITDA                                                $43,291          $39,119         $117,803         $110,390
Manufacturer floorplan assistance                      $7,736           $7,134          $20,382          $21,675

Retail new vehicles sold                               27,994           23,354           72,249           66,963
Retail used vehicles sold                              18,194           17,256           50,574           50,784
                                                  -------------    -------------    -------------    -------------
           Total retail sales                          46,188           40,610          122,823          117,747
                                                  =============    =============    =============    =============
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GROUP 1 AUTOMOTIVE INC
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                            GROUP 1 AUTOMOTIVE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              SEPTEMBER 30,       DECEMBER 31,
                                                                  2002               2001
                                                              -------------       ------------
                                                               (unaudited)         (audited)
ASSETS:
Current assets:
  Cash                                                             $22,142            $16,861
  Contracts-in-transit and vehicle receivables                     156,551            130,351
  Inventories                                                      536,336            454,961
  Other assets                                                      74,265             59,759
                                                              -------------       ------------
       Total current assets                                        789,294            661,932
                                                              -------------       ------------

Property, plant and equipment                                       96,279             83,011
Intangible assets                                                  374,362            282,527
Investments and deferred costs from insurance and vehicle
  service contract sales                                            32,114             21,187
Other assets                                                        13,376              5,768
                                                              -------------       ------------
       Total assets                                             $1,305,425         $1,054,425
                                                              =============       ============


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Floorplan notes payable                                         $521,693           $364,954
  Other interest-bearing liabilities                                 1,354              1,687
  Accounts payable and accrued expenses                            161,182            140,578
                                                              -------------       ------------
       Total current liabilities                                   684,229            507,219
                                                              -------------       ------------

Debt                                                                87,443             95,499
Other liabilities                                                   44,454             30,758
                                                              -------------       ------------
       Total liabilities before deferred revenues                  816,126            633,476
                                                              -------------       ------------

Deferred revenues                                                   46,901             28,706
Stockholders' equity                                               442,398            392,243
                                                              -------------       ------------
       Total liabilities and stockholders' equity               $1,305,425         $1,054,425
                                                              =============       ============

OTHER DATA:

Working capital                                                   $105,065           $154,713

Current ratio                                                         1.15               1.31

Long-term debt to capitalization                                       17%                20%

Last 12 months return on average equity                                18%                19%
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